Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in Registration Statement No. 333-135613 on Form S-8 of our report dated March 29, 2007, relating to the consolidated financial statements of Kaiser Aluminum Corporation, which report expresses an unqualified opinion and includes an explanatory paragraph regarding Kaiser Aluminum Corporation emerging from bankruptcy on July 6, 2006, appearing in the Annual Report on Form 10-K of Kaiser Aluminum Corporation for the year ended December 31, 2006.
/s/  DELOITTE & TOUCHE LLP
Costa Mesa, California
March 29, 2007